UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: September 10, 2010 (Date of earliest event reported:  September 8, 2010)

RBC BEARINGS INCORPORATED
 (Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center
 Oxford, CT 06478
 (Address of principal executive offices) (Zip Code)

(203) 267-7001
 (Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     The Company’s 2005 Long Term Incentive Plan (the "LTIP"), as amended and restated, was approved by the shareholders of RBC Bearings Incorporated (the "Company") and became effective on September 8, 2010 at its annual meeting of shareholders. The LTIP is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s Annual General Meeting of Shareholders on September 8, 2010, the shareholders (1) elected both of the Company’s nominees for director to serve a term of three years; (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditors for fiscal year 2011; and (3) approved the amendment to the Company’s 2005 Long Term Incentive Plan to provide for an increase in the number of authorized shares to be issued under the 2005 Long Term Incentive Plan from 2,239,170 to 2,939,170.

Shares were voted on these proposals as follows:

Proposals 1. To re-elect two (2) directors to hold office until the Company’s 2013 Annual General Meeting of Shareholders:

	Nominees	For	Against	Abstain	Broker Non Vote
(a)	Richard Crowell	20,404,646	0	222,905	358,945
(b)	Alan Levine	20,405,246	0	222,305	358,945

Proposal 2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditors for fiscal year 2011:

For	Against	Abstain	Broker Non Vote
20,985,041	1,067	388	0

Proposal 3.  To approve the amendment to the Company’s 2005 Long Term Incentive Plan to provide for an increase in the number of authorized shares to be issued under the 2005 Long Term Incentive Plan from 2,239,170 to 2,939,170:

For	Against	Abstain	Broker Non Vote
17,005,691	2,684,895	936,965	358,945

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

             10.1 RBC Bearings Incorporated 2005 Long Term Incentive Plan (Amended and Restated as of September 8, 2010.)

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 10, 2010

RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: Corporate General Counsel & Secretary